UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 20, 2008

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000

Registrant’s Telephone Number (Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
On August 20, 2008, Donald G. Campbell, Vice Chairman, Ernie Herrman, Senior Executive Vice President and Group President, and Jerry Rossi, Senior Executive Vice President and Group President, and on August 21, 2008, Bernard Cammarata, Chairman of the Board, and Arnold Barron, Senior Executive Vice President and Group President, all of The TJX Companies, Inc. (“TJX”), entered into trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Options will be exercised and shares will be sold under the plans on the open market over the periods of time and according to the other parameters set forth under the applicable trading plan. Rule 10b5-1 allows individuals when they are not in possession of material nonpublic information to adopt written, pre-arranged trading plans to sell securities under specified conditions.
Sales of shares pursuant to the trading plans will be in compliance with TJX’s stock ownership guidelines. Rule 10b5-1 trading plans are permitted under TJX’s insider trading policy, and transactions under the trading plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.
The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Nirmal K. Tripathy
Nirmal K. Tripathy,
Chief Financial Officer
Dated: August 28, 2008